                                                                   Exhibit 99.2


                    DELOITTE &
                        TOUCHE  GmbH
--------------------------------------------------------------------------------
Wirtschaftsprufungsgesellschaft        Postfach 202004            Isartorplatz
                                       80020 Munich               80331 Munich

                                       Munich, July 7, 1995


                                       TEWI VERLAG GMBH
                                       MUNICH


                                       Audited Annual Financial Statements
                                       as of December 31, 1994

                    DELOITTE &
                        TOUCHE
--------------------------------------------------------------------------------

Contents                                                                                      Page

REPORT
------

1.         ASSIGNMENT AND PERFORMANCE OF ASSIGNMENT                                             1

2.         LEGAL STATUS                                                                         1
2.1        Infrastructure                                                                       1
2.2        Executive Bodies and Resolutions                                                     2
2.3        Important Contracts                                                                  2
2.4        Inter-Company Relations                                                              4

3.         COMMENTARY AND PRINCIPLES OF REPORTING                                               4
3.1        Annual Financial Statements                                                          4
3.1.1      Balance Sheet and Profit and Loss Statement                                          4
3.1.1.1    Format                                                                               4
3.1.1.2    Accounting and Valuation                                                             4
3.1.2      Notes to the Financial Statements                                                    5
3.1.3      Statement of Economic Situation                                                      5
3.1.3.1    Infrastructure                                                                       5
3.1.3.2    Summary                                                                              6
3.1.3.3    Net Worth Position                                                                   7
3.1.3.4    Financial Position                                                                   8
3.1.3.5    Earnings Position                                                                    9
3.2        Management Report                                                                   10
3.3        Accounting                                                                          10

4.         AUDIT RESULTS AND AUDITOR'S REPORT                                                  11

APPENDICES
----------

1.         MANAGEMENT REPORT AND FINANCIAL STATEMENTS

1.1        Management Report
1.2        Balance Sheet
1.3        Profit and Loss Statement
1.4        Notes to the Financial Statements

2.         SUPPLEMENTARY ITEMIZATIONS AND NOTES TO THE ANNUAL FINANCIAL STATEMENTS

2.1        Balance Sheet
2.1.1      Balance Sheet - Assets
2.1.2      Balance Sheet - Liabilities

2.2        Profit and Loss Statement

3.         GENERAL TERMS AND CONDITIONS OF ASSIGNMENT

                    DELOITTE &
                        TOUCHE
--------------------------------------------------------------------------------





                                     REPORT

                    DELOITTE &                                                 1
                        TOUCHE
--------------------------------------------------------------------------------

1.  ASSIGNMENT AND PERFORMANCE OF ASSIGNMENT

Upon a resolution of the shareholders of tewi Verlag GmbH - hereinafter referred to as "tewi" or "the Company" - we were appointed to audit the Company's financial statements for the 1994 fiscal year. In compliance with this resolution, management assigned us to audit the annual financial statements as of December 31, 1994, together with the accounting records and the management report for fiscal 1994 pursuant to Section 317 HGB [Commercial Code] and to report on the results of our audit in the customary, generally accepted manner and scope.

As for the performance of the assignment and our responsibilities, including in respect to third parties, the January 1, 1995 version of the General Terms and Conditions for Certified Public Accountants are applicable. Said Terms and Conditions are attached as Appendix 3.

We conducted the audit during the months of April and May 1995 on the premises of the Company; the audited report was then completed in our offices.

In the course of the audit, we observed the principles of due and proper auditing as set forth in the January 1988 expert opinion issued by the German Institute of Certified Public Accountants.

2.  LEGAL STATUS

2.1 INFRASTRUCTURE

Until June 10, 1994, the Company was known under the name A+UU
Vermogensverwaltung GmbH. The Company was registered in the Commercial Register at the Munich District Court under the name tewi Verlag GmbH, HRB No. 104 319. We were presented with an excerpt from the Commercial Register documenting the most recent entry, dated September 8, 1994.

The Company's principal place of business is Munich.

The fiscal year follows the calendar year.

The business and scope of the Company is the publication, distribution and design of books, magazines, loose-leaf publications and other printed media products, as well as information and software in any type of media and other publishing services and consulting services for publishing companies and the reprographic industry in the area of computer technology and in other areas.

The Company's articles of incorporation were amended and revised on June 10, 1994, particularly with respect to the Company's name, the business of the Company and its representation.

The nominal capital of the Company is DM 50,000.00. This amount is in conformity with the memorandum of incorporation and the excerpt from the Commercial Register and is fully subscribed, to wit, paid in.

                    DELOITTE &                                                 2
                        TOUCHE
--------------------------------------------------------------------------------

The shares of the Company known as A+UU Vermogensverwaltung GmbH until June 10, 1994 were acquired by ZIFF Verlag GmbH on June 8, 1994. On June 8, 1994, a DM 20,000 share of the DM 50,000.00 stake acquired by ZIFF Verlag GmbH was sold to the Company's general manager.

2.2 EXECUTIVE BODIES AND RESOLUTIONS

The Company appointed a general manager upon a resolution on June 10, 1994. He is named in the notes to the financial statements. The entry in the Commercial Register was accomplished on September 8, 1994.

2.3 IMPORTANT CONTRACTS

AGREEMENT ON THE PURCHASE OF THE ASSETS OF TEWI'S PUBLISHING DIVISION ("TEWI DIVISION") AND ABSORPTION OF LIABILITIES

Effective January 1, 1994, the Company was transferred from Ziff Verlag GmbH and its tewi division by purchasing assets and absorbing liabilities; the difference between assets and liabilities was treated as goodwill, which is based on an amended Schedule 1 of the January 1, 1994 Asset Purchase Agreement.

SALE OF OS/2 LOOSE-LEAF DOCUMENTATION

Effective December 31, 1994, the Company sold the OS/2 loose-leaf documentation series to Interest-Verlag GmbH for DM 400,000.00 plus VAT; the proceeds are reported in these financial statements.

DISTRIBUTION CONTRACTS FOR CD-ROMS

Agreements exist with various software manufacturers for the sale of software on CD-ROM. The agreements are for the most part short-term. Symantec, Claris, IBM, KHK, Delrina, Micrografix and Lotus are parties to the agreements.

AGREEMENTS ON THE PRODUCTION OF CD-ROMS AND ON PRINTING BOOKS AND REFERENCE MANUALS

Short-term agreements exist on the production of CD-ROMs and on printing books and reference manuals. Said agreements were concluded with the following parties: Typoconcept, Sonopress, Wiener Verlag, Kosel and PDC.

DISTRIBUTION CONTRACTS FOR BOOKS

Agreements on the distribution of merchandise have been concluded with Hugo Matthees Druckerei & Verlag GmbH & Co. KG, Ars Edition GmbH, Starcom and IBS Systemvertrieb. All of these agreements can be terminated on short notice.

                    DELOITTE &                                                 3
                        TOUCHE
--------------------------------------------------------------------------------

For IBS, tewi Verlag GmbH distributes the electronic telephone directory "TeleInfo-CD" published by Tele-Info Verlag. The Company was informed by IBS that Tele-Info Verlag is involved in a legal dispute with the publisher of official telephone books, DeTe Media GmbH, concerning Tele-Info's use of official telephone directories.

CONTRACTS FOR SERVICES

The company Revilek Verlagsservice is responsible for delivery, billing, and accounts receivable for tewi products. Written agreements have been concluded between the parties.

LOAN AGREEMENT

Effective January 1, 1994 ZIFF Verlag GmbH and tewi Verlag GmbH concluded loan agreements according to which tewi Verlag GmbH, in connection with the purchase of assets from the book division, has absorbed DM 750,000.00 in liabilities associated with the book division.

ZIFF Verlag GmbH has promised to extend to tewi Verlag GmbH a loan in the amount of DM 2,500,000.00 by no later than December 31, 1995. The loan was granted under certain terms and conditions. Repayments have been arranged contractually for the period between 1997 and 2001.

Interest will be charged on the loans at the prime rate.

SECURITY AGREEMENT

On June 10, 1994, tewi Verlag GmbH, as borrower under the loan agreement, pledged to transfer and assign all of its assets and accounts receivable to ZIFF Verlag GmbH as lender. This security is coextensive and covers existing and future claims by ZIFF Verlag GmbH as lender with tewi Verlag GmbH as borrower.

SERVICE AGREEMENT

In connection with the purchase of assets and the absorption of liabilities from the book division, the parties have agreed that ZIFF Verlag GmbH will continue to provide certain services to tewi Verlag GmbH after the sale (such as accounting, reception, network use and access and office cleaning).

The offices of tewi Verlag GmbH are rented from ZIFF Davis Verlag GmbH (subtenancy arrangement).

SUBORDINATION AGREEMENT AND EXCESS OF LIABILITIES OVER ASSETS

Effective May 16, 1994, ZIFF Verlag GmbH subordinated the accounts receivable credit extended to tewi Verlag GmbH to third-party creditors in the event of liquidation,

                    DELOITTE &                                                 4
                        TOUCHE
--------------------------------------------------------------------------------

bankruptcy, or composition of the Company. This transaction eliminated the excess of liabilities over assets reflected by the balance sheet.

2.4 INTER-COMPANY RELATIONS

The Company is part of the ZIFF Davis Group, which operates worldwide and is headquartered in New York. ZIFF Davis Verlag GmbH (formerly ZIFF Verlag GmbH) plans to concentrate on the most important core areas of its publishing business in 1995 and for this reason will dispose of its shares. Contacts were made with potential purchasers in 1995.

3.  COMMENTARY AND PRINCIPLES OF REPORTING

3.1 ANNUAL FINANCIAL STATEMENTS

The annual financial statements as of December 31, 1994 are annexed to this report as Appendices 1.2 through 1.4; the individual positions in the financial statements are itemized and explained in Appendix 2.

The Company is a "medium-sized" corporation within the meaning of Section 267 Par. 2 HGB.

3.1.1  BALANCE SHEET AND PROFIT AND LOSS STATEMENT

3.1.1.1   FORMAT

The format of the balance sheet and profit and loss statement complies with Sections 266 and 275 HGB and Section 42 GmbHG [Law on Limited Liability Companies], whereby the total cost expenditure format was used for the profit and loss statement. The supplementary notes on the individual items in the financial statements are thorough and accurate.

The terms to maturity are reported in the notes to the financial statements in accordance with Section 268 Pars. 4 and 5 HGB.

3.1.1.2   ACCOUNTING AND VALUATION

The annual financial statements were prepared in accordance with the general valuation principles set forth in Sections 252 through 256 HGB and in compliance with the special principles of appraisal and valuation for corporations (Sections 269 through 274 and 279 through 283 HGB). The information contained in the notes to the financial statements is thorough and accurate.

Assets

The fixed assets are reported at the cost of purchase or manufacturing minus scheduled depreciation. Scheduled depreciation was taken on property, plant and equipment in accordance with the straight-line method and on the basis of its respective standard

                    DELOITTE &                                                 5
                        TOUCHE
--------------------------------------------------------------------------------

useful life.

The difference remaining after offsetting the liabilities absorbed against the lower nominal value of the assets received in the course of the transfer of ZIFF Verlag GmbH's tewi division to the Company at the beginning of the fiscal year was reported as goodwill, which is depreciated over 15 years.

The valuation and/or asset depreciation range may be influenced by business policy decisions by tewi Verlag GmbH's purchaser on short notice.

Low-value assets are depreciated at full cost in the year they are purchased. In the year under review, low-value assets were purchased by the shareholder ZIFF Verlag GmbH. These assets will be depreciated over their remaining useful lives.

Work in process is valued at individual costs plus a general allowance for publishing overhead. Merchandise is posted at purchase price or at lower, adjusted values.

Receivables from trade debtors are offset by a lump-sum allowance for bad debts. Other receivables and assets are reported at their nominal value or at lower, adjusted values.

The liquid assets reflect the respective nominal values.

Deferred items were allocated to later accounting periods pro rata temporis.

Liabilities

Other reserves for doubtful accounts receivable cover the estimated charges arising prior to the balance sheet date and risks becoming discernable at the time of preparing the balance sheet.

Accounts payable are posted at their repayment amounts. In evaluating foreign currency payables, the realization principle was employed.

Information on terms to maturity is supplied in the notes to the financial statements.

3.1.2  NOTES TO THE FINANCIAL STATEMENTS

The notes to the financial statements are arranged coherently and logically. The required information on accounting and valuation principles is comprehensive and accurate. The remaining mandatory disclosures pursuant to Section 285 HGB and
Section 42 GmbHG, and the information concerning terms remaining to maturity of accounts receivable and payable, are contained in the notes to the financial statements.

3.1.3  STATEMENT OF ECONOMIC SITUATION

                    DELOITTE &                                                 6
                        TOUCHE
--------------------------------------------------------------------------------

3.1.3.1   INFRASTRUCTURE

The Company's activities include book and magazine publishing and design as well as other publishing services. Administration and the production phase are accomplished in offices rented from ZIFF Davis Verlag GmbH in Munich. Products are distributed to the German, Austrian and Swiss markets.

3.1.3.2   SUMMARY
                                             [TDM = KDM = thousand German marks]

Sales revenues                                                            18,254
Cost of materials                                                         12,912
Share in sales revenues                                                     70,7

Personnel expenses                                                         2,522
Number of employees (Section 267 HGB)                                         19
Revenues per employee                                                        960

Investments in property, plant and equipment                                 312
Addition of goodwill                                                       1,494
Depreciation of fixed assets                                                 207

Cash flow                                                                   -880
Result from ordinary activities                                           -1,087
Balance sheet total                                                       12,852
of which is    equity capital                                             -1,037
               equity ratio                                                 -8,1
               property, plant and equipment                                 207
               liabilities                                                 9,708
               inventory                                                   3,179

                    DELOITTE &                                                 7
                        TOUCHE
--------------------------------------------------------------------------------

3.1.3.3   NET WORTH POSITION

The balance sheet of the Company establishes the net worth and capital structures set forth below.

The composition of the individual positions is explained in the supplementary itemizations and notes to the annual financial statements.

                                                                12/31/94                 of which is
                                                                  total                   short-term
                                                                   KDM          %            KDM
                                                                ------------------------------------
Fixed assets
    Intangible assets                                             1,400        10,9            0
    Property, plant and equipment                                   207         1,6            0
                                                                ------------------------------------
                                                                  1,607        12,5            0
Current assets
    Inventory                                                     3,180        24,7        3,180
    Accounts receivable and other assets                          6,308        49,1        6,308
    Liquid funds                                                    683         5,3          683
    Accruals and deferrals                                           37         0,3           37
                                                                ------------------------------------
                                                                 10,208        79,4       10,208

Shortfall not covered by equity capital                           1,037         8,1            0

                                Assets                           12,852       100,0       10.207

Capital resources
    Subscribed capital                                               50         0,4            0
    Net loss for the year                                        -1,087        -8,5            0
                                                                ------------------------------------
                                                                 -1,037        -8.1            0

Shortfall not covered by equity capital                           1,037         8,1            0
                                                                ------------------------------------


Borrowed capital
    Reserves                                                      3,144        24,5        3,144
    Liabilities                                                   9,708        75,5        7,336
                                                                ------------------------------------
                                                                 12,852       100,0       10,480
                                                                ------------------------------------
                               Capital                           12,852       100,0       10,480

                    DELOITTE &                                                 8
                        TOUCHE
--------------------------------------------------------------------------------

The balance sheet composition is defined by the valuation of goodwill, inventory and receivables and the borrowed capital financing these items. As of the balance closing date, the Company had an excess of liabilities over assets; this overindebtedness was eliminated with the execution of a subordination agreement with the creditors of ZIFF Davis Verlag GmbH.

3.1.3.4   FINANCIAL POSITION

To demonstrate the Company's financial position, the cash flow breaks down as follows:

                                                                           1994
                                                                            KDM
                                                                           -----
Net loss for the year                                                     -1.087
Depreciation of property, plant and equipment
and intangible assets                                                        207
                                                                           -----
Cash flow                                                                   -880


Financial Structure and Liquidity Ratios
----------------------------------------

                                                                           1994
                                                                         -------
Cash flow ratio         =              Cash flow x 100                   %   4.8
                                   ------------------------
                                        Sales revenues

Degree of liquidity     =     (Receivables + liquid assets) x 100        %  66.7
                              -----------------------------------
                                 Short-term borrowed capital

As the Company expands, additional loans appear necessary; an acceleration of the collection period for receivables and inventory turnover appears to be necessary.

                    DELOITTE &                                                 9
                        TOUCHE
--------------------------------------------------------------------------------

3.1.3.5   EARNINGS POSITION

The results for the year are presented in accordance with an analysis based on operating performance. A separate itemization of the balanced result was not drawn up here. The composition and development of the individual positions are explained in the supplementary itemizations and notes on the annual financial statements.

                                                                                 1994
                                                                    KDM          KDM               %
                                                                  -----------------------------------
Sales revenues                                                    18,254                         90,5
Increase in inventory                                              1,803                          9,0
Other income                                                         108                          0,5
                                                                  -----------------------------------
                               Operating performance                            20.165            100

Cost of materials                                                 12,912                         64,0
Personnel expenses                                                2.,522                         12,5
Nominal depreciation                                                 207                          1,0
Taxes independent of income                                            1                            0
Other operating expenses                                           5,478                         27,2
                                                                  -----------------------------------
                               Operating performance                            21.120          104,7

Operating result                                                                  -955           -4,7
----------------



Income                                                                 2                            0
Expenses                                                             134                          0,7
                                                                  -----------------------------------
Financial result                                                                  -132            0,7
----------------

Overall result                                                                  -1.087            5,4
--------------

Taxes on income                                                                      0
---------------

Results for the year                                                            -1.087           -5,4
--------------------                                                            ======           ====

Of gross sales totalling KDM 21,380, KDM 12,997 are attributable to software and merchandise, KDM 7,197 to books and KDM 1,186 to other sales revenues. Returns totalled KDM 2,684 and other offsets to profits totalled KDM 442. Revenues include KDM 345 from the sale of the rights to a loose-leaf series.

The cost of materials, totalling KDM 12,912, primarily concerns software at KDM 4,448, printing costs at KDM 3,081, royalties at KDM 1,552, books and merchandise at KDM 1,552, and manufacturing costs for CD-ROMs.

                    DELOITTE &                                                10
                        TOUCHE
--------------------------------------------------------------------------------
Personnel expenses, at KDM 2,522, reflect the increase in employees in the course of the year.

Other operating expenses, at KDM 5,478, largely derive from delivery costs, advertising expenses, incidental personnel expenses and other administrative expenses.

The KDM 955 operating loss is further offset by negative net interest amounting to KDM 132, which results in a KDM 1,087 loss for the year. The overindebtedness was eliminated with the execution of a subordination agreement with the creditors of ZIFF Davis Verlag GmbH.

3.2 MANAGEMENT REPORT

The management report for 1994 is attached to this report as Appendix 1.1.

The presentation of the corporation's position and the business trends affecting it reflect actual conditions.

We are unaware that any activities of special significance occurred after the end of the fiscal year which should have been reported.

The management report gives appropriate consideration to the anticipated development of the Company.

According to the result of our audit, the management report conforms with the annual financial statements. The other information supplied does not misrepresent the position of the Company.

3.3 ACCOUNTING

Business transactions are recorded using the double accounting system on a server connected to IBM-compatible workstations. The accounting software "Sun Account" by Systems Union is installed on the system.

In addition to nominal accounts, accounts are maintained for debtors, creditors and other receivables and payables. The journal and ledgers are printed as needed.

Cash transactions are recorded in a non-computerized cash ledger.

Pay statements are handled outside of the Company on DATEV's computer system.

Investment accounting is computed on the spreadsheet program EXCEL.

The annual financial statements were drawn up on the basis of an account balance report containing all of the accounts maintained.

                    DELOITTE &                                                11
                        TOUCHE
--------------------------------------------------------------------------------
Inventories are recorded on a list based on a physical inventory as of December 31, 1994.

Receivables and other assets are reported in lists of current account balances and other documentation. The existence of trade accounts receivable was verified with random requests for account balance statements as of November 30, 1994.

Cash in banks is documented with account balance statements and bank statements; cash in hand is documented with receipts.

Accruals and deferrals are documented with calculations.

Subscribed capital (nominal capital) conforms with the articles of incorporation and the entry in the Commercial Register.

The excess of liabilities over assets has been eliminated with an appropriate subordination agreement.

Other liabilities are documented with calculations and other material.

Accounts payable are documented with written notifications, account balances and other documentation.

The amounts reported in the notes to the financial statements with respect to other financial obligations are documented with contracts and invoices.

In the course of our audit, we were able to conclude that the books, accounts, records and other documentation have been maintained in accordance with sound business principles; receipts are properly filed, annotated and retained. The accounting is orderly.

4.  AUDIT RESULTS AND AUDITOR'S REPORT

The general manager has voluntarily supplied all of the requested explanations and documentation; in addition he submitted the standard declaration of completeness and accuracy on July 7, 1995. In the latter, he pledged in particular that the accounting contains all accountable transactions and that the balance sheet contains all accountable assets, liabilities and risks.

We have prepared this report including appendices in accordance with the stipulations of Section 321 HGB and within the context of our audit declare that

-   the records and receipts conform with the principles of orderly accounting;

- the balance sheet and profit and loss statement are arranged in accordance with laws, rules and regulations governing same;

                    DELOITTE &                                                12
                        TOUCHE
--------------------------------------------------------------------------------
- the appraisal and valuation of assets and debts have been accomplished in conformity with commercial regulations and discernable risks have been compensated for with appropriate reserves; the auditor's report has been expanded to reflect the intended change in shareholders as it applies to the valuation and period of depreciation of the reported goodwill arising from the takeover of the tewi division of ZIFF Verlag GmbH;

- the required disclosures are contained in the notes to the financial statements

- the management report conforms with the annual financial statements, which contain the required disclosures and do not misrepresent the situation of the Company.

The net worth, financial and earnings position of the Company are presented in
Section 3.1.3 (Statement of Economic Situation). No figures were cited for the previous year, as the Company did not start operation until 1994.

Upon the final result of our audit, we have issued the following auditor's report for the annual financial statements including the management report attached as Appendix 1 for the 1994 fiscal year of tewi Verlag GmbH, Munich, as set forth in Section 322 Par. 1 HGB with the indicated amendment:

"The accounting and annual financial statements, which we have audited in accordance with professional standards, comply with statutory requirements. With due regard to the generally accepted accounting principles, the financial statements give a true and fair view of the net worth, financial and earnings position of the corporation. The management report conforms with the annual financial statements. Additionally, we note here that the valuation and/or period of depreciation (15 years) of goodwill may be influenced on short notice by future business policy decisions of the purchaser of the corporation."

Munich, July 7, 1995

                                                      Deloitte &
                                                      Touche GmbH
                                             Certified Public Accountants

[round seal:]

Deloitte & Touche GmbH
Certified Public Accountants                    s/                   s/

CERTIFIED PUBLIC ACCOUNTANTS                 (Dr. Grewe)           (Imig)
                                           Certified Public   Certified Public
SEAL                                          Accountant         Accountant

                    DELOITTE &                                                13
                        TOUCHE
--------------------------------------------------------------------------------
Munich

                    DELOITTE &
                        TOUCHE
--------------------------------------------------------------------------------
                                   APPENDICES

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61

1994 MANAGEMENT REPORT FOR TEWI VERLAG
--------------------------------------

Until the end of 1993, tewi Verlag was the book division of Ziff Verlag GmbH. Effective January 1, 1994, this division was spun off as tewi Verlag GmbH. The difference between absorbed liabilities and transferred assets was reported as goodwill and among other things represents the value of the tewi trademark, existing contracts with authors and operative licensing agreements. The shares in the corporation are held by Ziff Davis Verlag GmbH and Mr. Helmut Kunkel.

The computer book market is currently undergoing profound changes and is characterized by increasing competition and the resulting lower prices for higher quality publications. Moreover, because of the software market situation, the average shelf life of such books is getting shorter. This situation has precipitated sales and earnings problems for almost all computer publishers.

Tewi recognized this development early and its publishing program was adapted in response to the situation. In 1994, tewi converted from a printed book publisher to a multimedia publisher generating the majority of its revenues with CD-ROM products.

As a consequence of this realignment, tewi was able to increase its total sales revenues by 93% as compared to the previous year, or from KDM 9,499 to KDM 18,362, and has thus become a publisher with one of the highest growth rates in Germany (tewi has achieved the second-highest growth rate after arsEdition, which publishes the MAGIC EYE series). At year-end, the Company employed a total of 23 persons. In the book area, 1994 was characterized by a concentration on a few central specialties and the expansion of new media areas (CD-ROM-related series), which had a positive effect on the earnings position. Compared to the division's loss in the previous year, tewi Verlag GmbH has reduced its net loss for 1994.

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61

BOOK DIVISION
-------------

In this division, the Company concentrated on books on programming languages, operating systems, communications, graphics and networks in 1994. These highly technical subjects are among the specialties of tewi and, because of less competition, justify higher prices and allow for better variable gross margins. As a result of these measures, revenues from this area fell from KDM 8,193 in 1993 to KDM 5,400 in 1994, and the number of new publications fell from 68 to 34.

CD-ROM DIVISION
---------------

In one year, tewi's CD-ROM division emerged as a market leader. The estimated number of CD-ROMs sold in 1994 is around 3 million units; tewi holds a 15% share of the market. Tewi was able to increase its sales from KDM 1,186 to KDM 10,787, or by 809%. The number of new publications was increased from 11 CDs to 71. In the course of 1994, tewi sold approximately 450,000 CDs. Statistically, every other CD-ROM drive in Germany is running a tewi CD. In the future, content and quality of tewi CDs will gain increasing importance, and tewi has already responded by developing new series in the area of travel guides and monographs.

The undertaking to distribute standard software programs on CD-ROM under license from leading manufacturers was received very positively by the trade and manufacturers and has contributed KDM 4,849 in sales generated from CD-ROMs. The Company has predominately exclusive agreements with almost all of the major software manufacturers, and we anticipate a boom in this segment after the release of the Windows '95 operating system.

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61

MERCHANDISE DIVISION
--------------------

The reluctance of trading companies to work with many different suppliers in a single area forces many CD-ROM suppliers to seek cooperation with established CD-ROM distributors. Since the fall of 1994, tewi has begun to sell third-party products as part of its range and sells these products through its distribution channels. In 1994, we generated KDM 575 from the sale of third-party products and we expect sales in this sector to pyramid in 1995. At present, exclusive agreements have been concluded with arsEdition, New Media, HR directmedia and iBS, and non-exclusive agreements with Bertelsmann and SAD.

MAGAZINE SALES
--------------

In November 1994, we conducted our first field tests on distributing CD-ROMs through magazines. From our experiences in this area, we have developed a concept that makes the distribution of tewi products through magazines feasible despite high return rates. At present two CD-ROM products are delivered each month to approx. 3,000 selected magazine distributors via a national network.

ONLINE
------

Since April 1995, tewi's products are also available via Datex-J videotext. We are negotiating agreements with online service providers like CompuServe, Europe Online and Microsoft. After the introduction of the Microsoft network, tewi is planning to sell the contents of its books and CD-ROMs online as well. The prerequisites for such sales are currently being established.

OUTLOOK
-------

For 1995, we anticipate continued expansion and a more balanced result; tewi Verlag GmbH concluded the first quarter of 1995 with a positive result. A number of new projects in the CD-ROM and book sectors are in the development phase. We are targeting a further expansion of our market position as a leading computer publisher. Ziff Davis Verlag is planning to focus on the most important core areas of its publishing activities in 1995, and therefore wishes to dispose of its shares.

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61


The increase of inventory from DM 1.5 million to DM 3.1 million and of liabilities from DM 3.1 million to DM 6.9 million reflects the year's business activities. The increase of receivables from DM 1.4 million to DM 6.0 million is a result of doubled sales and a strong expansion of distribution channels with long payment periods, such as trade distributors and magazine distributors.

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61

We herewith confirm that tewi Verlag GmbH has fulfilled all long-term purchase commitments to the best of its knowledge and belief.

Munich, July 7, 1995


s/
Helmut Kunkel
-----------------
Managing Director

                                                                            TEWI
                                                                   literature on
                                                           electronic technology

                                                                tewi Verlag GmbH
                                                              Riesstr. 25/Haus D
                                                                    80992 Munich
                                                            Tel. 089/14 31 24 60
                                                             Fax 089/14 31 24 61


                                                                    Appendix 1.2

                                                                     LIABILITIES
--------------------------------------------------------------------------------

                                                                                                   12/31/94
                                                                                     DM               DM
                                                                                ------------     -------------
  A.   EQUITY CAPITAL
  I.   Subscribed capital                                                          50,000,00
 II.   Net loss for the year                                                    1,086,964,98
                                                                                                  1,036,964.98
III.   Shortfall not covered by equity capital                                                    1,036,964.98
       (cf. assets, position C)                                                                   ------------



  B.   RESERVES
       Other reserves                                                           3,143,847.51


  C.   ACCOUNTS PAYABLE
       1.   Accounts payable trade                                              6,920,155.96
       2.   Accounts payable to affiliated companies                            2,447,452.37
            of which have less than a year remaining to maturity:
            of which due shareholders:
       3.   Other liabilities                                                     340,152.62
            of which are taxes:                                                 ------------
            of which related to social security contributions:                  9,707,760.95

                                                                                                 12,851,608.46
                                                                                                 =============

BALANCE SHEET AS OF 12/31/94
TEWI VERLAG GMBH, MUNICH

ASSETS
--------------------------------------------------------------------------------

                                                                                               12/31/94
  DM   DM                                                                                    -------------
------------
  A.   FIXED ASSETS
  I.   Intangible assets
       1.   Concessions, industrial property rights,
            and similar rights and values                                        6,261.50
       2.   Goodwill                                                         1,393,903.48


 II.   Property, plant and equipment
       Office and plant equipment                                              207,066.51
                                                                             ------------
                                                                                              1,607,231.49

  B.   CURRENT ASSETS
  I.   Inventories
       1.   Work in process                                                     58,039.93
       2.   Finished goods and goods for resale                              3,046,664.45
       3.   Payments on account                                                 74,031.37
                                                                             ------------
                                                                                              3,178,735.75
 II.   Accounts receivable and other assets
       1.   Accounts receivable trade                                        5,638,087.57
       2.   Accounts receivable from affiliated companies                      101,373.81
       3.   Other assets                                                       568,487.45
                                                                             ------------
                                                                                              6,307,948.83
III.   Cash on hand and in banks                                                                683,212.83

  C.   PREPAID EXPENSES AND DEFERRED CHARGES                                                     37,514.58

  D.   SHORTFALL NOT COVERED BY EQUITY CAPITAL                                                1,036,964.98

                                                                                             12,851,608.46
                                                                                             =============

1994 PROFIT AND LOSS STATEMENT                                      APPENDIX 1.3
JANUARY 1 THROUGH DECEMBER 31, 1994

TEWI VERLAG GMBH, MUNICH



DM     DM                                                                              12/31/94
------------                                                                         -------------
  1.   Sales revenues                                                                18,253,946.03
  2.   Increase in finished inventories and work in process                           1,803,498.57
  3.   Other operating income                                                           108,293.22
                                                                                     -------------
                                                                                     20,165,737.82
  4.   Cost of materials
       a)   Cost of purchased materials                             5,986,156.92
       b)   Cost of purchased services                              6,926,100.61
                                                                   -------------
                                                                                     12,912,257.53
  5.   Personnel expenses
       a)   Wages and salaries                                      2,219,838.09
       b)   Social security and other pension costs
            of which is for retirement pensions:                      301,583.40
                                                                   -------------
                                                                                      2,521,421.49
  6.   Depreciation of intangible fixed assets and property,
       plant and equipment                                                              207,067.63
  7.   Other operating expenses                                                       5,478,031.87

  8.   Other interest and similar income                                1,712.59
  9.   Interest and similar expenses                                  134,784.01
                                                                   -------------
          of which due affiliated companies:
          of which due shareholders:
                                                                                        133,071.42
                                                                                        ----------
 10.   RESULTS FROM ORDINARY ACTIVITIES                                              -1,086,112.12

 11.   Other taxes                                                                          852.86
                                                                                     -------------

 12.   NET LOSS FOR THE YEAR                                                          1,086,964.98
                                                                                     =============

                                                                    APPENDIX 1.4
                                                                    PAGE 1



NOTES TO THE FINANCIAL STATEMENTS
FOR THE 1994 FISCAL YEAR OF
TEWI VERLAG GMBH, MUNICH


I.  GENERAL INFORMATION ON THE ANNUAL FINANCIAL STATEMENTS

We have prepared our annual financial statements for 1994 in accordance with the regulations of the Commercial Code and the Law on Limited Liability Companies. We have elected the total cost method for preparing the profit and loss statement.

Because the Company started operating in 1994, its financial statements contain no facts and figures from the previous year.


II. ACCOUNTING AND VALUATION PRINCIPLES

Assets

The difference remaining after offsetting the liabilities absorbed against the lower nominal value of assets received in the course of the transfer of ZIFF Verlag GmbH's tewi division to the Company at the beginning of the fiscal year was reported as goodwill, which is depreciated over 15 years.

The valuation and/or asset depreciation range may be influenced by business policy decisions of the purchaser of tewi Verlag GmbH on short notice.

Property, plant and equipment is reported at the cost of purchase or manufacturing minus scheduled depreciation. Scheduled depreciation was taken on property, plant and equipment in accordance with the straight-line method. Low-value assets are depreciated at full cost in the year they are purchased.

In the year under review, low-value assets were purchased by the shareholder ZIFF Verlag GmbH. These assets will be depreciated over their remaining useful lives.

Inventories are valued at individual costs plus a general allowance publishing overhead or at lower, adjusted values.

Receivables from trade debtors and other receivables are offset by an adjustment as appropriate.

Deferred items were allocated to later accounting periods pro rata temporis.

                                                                    APPENDIX 1.4
                                                                    PAGE 2


Liabilities

The subscribed capital conforms with the nominal capital recorded in the Commercial Register.

The excess of liabilities over assets as of the balance closing date was eliminated with the execution of a subordination agreement with the creditors of ZIFF Davis Verlag GmbH.

Accounts payable are posted at their repayment amounts.

Foreign currency payables and receivables are valued at the exchange rate as of the date incurred. When the exchange rate of foreign currency receivables on the balance closing date is lower than on the date incurred, appropriate adjustments are made in accordance with the commercial principle of the lower of cost or market. As of the balance closing date, a valuation adjustment for exchange rate fluctuations was not necessary.


III.     NOTES TO THE FINANCIAL STATEMENTS

1.  FIXED ASSETS

The itemization of startup and expansion expenditures and of fixed assets is shown in the following fixed-asset movement schedule:

                                     Cost of Acquisition                            Valuation Adjustment               Nominal
                          Carried   Additions    Disposals    Status    Carried    Additions   Disposals     Status     Value
                          Forward                             as of     Forward                              as of      as of
                                                             12/31/94                                       12/31/94   12/31/94
                            KDM        KDM          KDM        KDM        KDM         KDM         KDM         KDM        KDM
                          -----------------------------------------------------------------------------------------------------
A.  Intangible assets
 1. Software                 0          8            0           8         0           2           0           2          6
 2. Goodwill                 0      1,494            0       1,494         0         100           0         100      1,394
                          -------------------------------------------------------------------------------------------------
                             0      1,502            0       1,502         0         102           0         102      1,400

B.  Property, plant and
      equipment
 1. Comp hardware            0        165            0         165         0          41           0          41        124
 2. Office and plant
     equipment               0        139            0         139         0          58           0          58         81
 3. Vehicles                 0          8            0           8         0           6           0           6          2
                          -------------------------------------------------------------------------------------------------
                             0        312            0         312         0         105           0         105        207

                             0      1,814            0       1,814         0         207           0         207      1,607
                          ========================================         =====================================      =====

Office and plant equipment also includes low-value assets acquired in the year under review.


2. INVENTORIES

Inventories include merchandise (CD-ROMs and books) as well as products manufactured by the Company.

                                                                    APPENDIX 1.4
                                                                    PAGE 3



3. ACCOUNTS RECEIVABLE AND OTHER ASSETS

The accounts receivable are due and payable within one year. Trade accounts receivable include DM 1,001,157.01 from deliveries of CD-ROMs to magazine wholesalers. These accounts are settled through the shareholder Ziff Davis Verlag GmbH.

Accounts receivable from affiliated companies contain KDM 75 in payments due from the shareholder ZIFF Davis Verlag GmbH for goods delivered. ZIFF Davis Verlag GmbH has full return privileges. Anticipated returns are deferred.

                                                                  12/31/94
                                                                    KDM
                                                                  --------
Accounts receivable trade                                          5,638
Accounts receivable from affiliated companies                        101
Other assets                                                         569
                                                                   -----
                                                                   6,308
                                                                   =====

The other assets primarily consist of royalties and other advance payments.


4. OTHER RESERVES

The most significant items reflect reserves for royalties, licenses and returns.


5. LIABILITIES

                                                       Remaining Terms to Maturity
                                  12/31/94     less than 1 year      1 to 5 years     more than 5 years

Accounts Payable trade             6,920            6,920                   0                 0
A/P to affiliated companies        2,448               76               1,587               785
Other                                340              340                   0                 0
   of which
   - taxes:                          129              129                   0                 0
   - related to social security
     contributions:
                                      59               59                   0                 0
                                  -------------------------------------------------------------
                                   9,708            7,336               1,587               785
===============================================================================================

Accounts payable to affiliated companies include KDM 2,429 due the shareholder ZIFF Davis Verlag GmbH, of which KDM 49 are payable within less than one year. ZIFF Davis Verlag GmbH has loaned the Company funds totalling KDM 2,250. The principle and the interest charged on same are due and payable as set forth in an agreed-upon repayment schedule beginning 1997, with full repayment due on February 1, 2001. To secure the claims of ZIFF Davis Verlag GmbH, we have transferred our inventories and office equipment to this shareholder.

                                                                    APPENDIX 1.4
                                                                    PAGE 4



6. OTHER FINANCIAL OBLIGATIONS

Other financial obligations due ZIFF Verlag GmbH include:

                                  1995        1996-1999      2000 and beyond
                                   KDM           KDM               KDM
                                  ----        ---------         --------
Leasing                           150          180/year         204/year
Rent                              245          282/year         300/year

These figures presuppose the extension of contracts as an operational necessity.


IV.   OTHER INFORMATION

1. NUMBER OF EMPLOYEES

An average total of 19 persons were employed by the Company in 1994 (information supplied pursuant to Section 267 HGB).


2. EXECUTIVE BODIES

Management:

Helmut Kunkel (as of June 10, 1994)


3. INTER-COMPANY RELATIONS

The company is part of the ZIFF Davis Group, which operates worldwide and is headquartered in New York. The shareholder ZIFF Davis Verlag GmbH holds a 60% stake in the Company.


4. PROPOSED TREATMENT OF NET LOSS

Management proposes to carry the DM 1,086,964.98 net loss for the year forward to 1995.


Munich, July 7, 1995

Managing Director:

Helmut Kunkel

                                                                    APPENDIX 1.4
                                                                    PAGE 5



AUDITOR'S REPORT

The accounting and annual financial statements, which we have audited in accordance with professional standards, comply with statutory requirements. With due regard to the generally accepted accounting principles, the financial statements give a true and fair view of the net worth, financial and earnings position of the corporation. The management report conforms with the annual financial statements. Additionally, we note here that the valuation and/or period of depreciation (15 years) of goodwill may be influenced on short notice by future business policy decisions of the purchaser of the corporation.

Munich, July 7, 1995

                                                      Deloitte &
                                                      Touche GmbH
                                             Certified Public Accountants

[round seal:]

Deloitte & Touche GmbH
Certified Public Accountants                     s/                 s/

CERTIFIED PUBLIC ACCOUNTANTS                (Dr. Grewe)           (Imig)
                                          Certified Public   Certified Public
SEAL                                         Accountant         Accountant

Munich

                    DELOITTE &                                    APPENDIX 2.1.1
                        TOUCHE                                    PAGE 1
--------------------------------------------------------------------------------




2.  SUPPLEMENTARY ITEMIZATIONS AND NOTES TO THE
    ANNUAL FINANCIAL STATEMENTS

The Company started operation in 1994. Accordingly, no figures are given for the previous year.


2.1    BALANCE SHEET

2.1.1  BALANCE SHEET ASSETS

A.     FIXED ASSETS

I.     INTANGIBLE ASSETS

1.     CONCESSIONS, INDUSTRIAL PROPERTY RIGHTS, AND SIMILAR RIGHTS AND VALUES

                                                                       12/31/94
                                                                          DM
                                                                       --------

Software                                                               6,261.50

Software is depreciated on a straight-line basis over three years.


2.     GOODWILL

                                                                      12/31/94
                                                                         DM
                                                                      --------

                                                                    1,393,903.48
                                                                    ============

Goodwill is depreciated on a straight-line basis over fifteen years.

We refer to the information supplied under the heading Legal Status (2.1,
Infrastructure: agreement on the purchase of the assets of the "tewi division").

                    DELOITTE &                                    APPENDIX 2.1.1
                        TOUCHE                                    PAGE 2
--------------------------------------------------------------------------------




II. PROPERTY, PLANT AND EQUIPMENT

Office and plant equipment

                                                                       12/31/94
                                                                          DM
                                                                       --------
Computer hardware                                                     123,636.59
Office equipment and vehicles                                          83,429.92
                                                                      ----------
                                                                      207,066.51
                                                                      ==========

Office and plant equipment is depreciated over the standard useful lives of the individual items.


B.  CURRENT ASSETS

I.  INVENTORIES

1.  WORK IN PROCESS

                                                                       12/31/94
                                                                          DM
                                                                       --------
                                                                       58,039.93
                                                                       =========

2.  FINISHED GOODS AND GOODS FOR RESALE

                                                                      12/31/94
                                                                         DM
                                                                      --------

Books and CD-ROMs                                                   1,745,458.64
Software licenses for CD-ROMs                                         865,006.19
Merchandise (books and CD-ROMs)                                       436,199.62
                                                                    ------------
                                                                    3,046,664.45
                                                                    ============

In addition to the books and CD-ROMs manufactured by the Company, the Company also distributes third-party merchandise.


3.  PAYMENTS ON ACCOUNT

                                                                       12/31/94
                                                                          DM
                                                                       --------
                                                                       74,031.37
                                                                       =========


Payments on account reflect production costs for products distributed in 1995.

                    DELOITTE &                                    APPENDIX 2.1.1
                        TOUCHE                                    PAGE 3
--------------------------------------------------------------------------------




II. ACCOUNTS RECEIVABLE AND OTHER ASSETS

1.  ACCOUNTS RECEIVABLE TRADE

                                                                      12/31/94
                                                                         DM
                                                                      --------
Accounts receivable trade                                           5,911,661.49
minus:
Individual value adjustments                                          141,716.22
Lump-sum value adjustments                                            131,857.70
                                                                    ------------
                                                                    5,638,087.57
                                                                    ============

Trade accounts receivable include DM 1,001,157.01 from deliveries of CD-ROMs to magazine wholesalers. These accounts are settled through the shareholder Ziff Davis Verlag GmbH.


2.  ACCOUNTS RECEIVABLE FROM AFFILIATED COMPANIES

                                                                       12/31/94
                                                                          DM
                                                                       --------
ZIFF Davis Verlag GmbH                                                 75,300.52
ZD Press                                                               22,619.30
ZIFF Messe und Konferenz                                                3,453.99
                                                                      ----------
                                                                      101,373.81
                                                                      ==========

3.  OTHER ASSETS

                                                                       12/31/94
                                                                          DM
                                                                       --------


Authors' advances                                                     324,168.08
Receivables from suppliers                                            173,057.08
Travel advances                                                        15,000.00
Other receivables and assets                                           38,476.54
Sales tax                                                               8,441.87
Accounts receivable from creditors                                      9,343.88
                                                                      ----------
                                                                      568,487.45
                                                                      ==========

DM 376,343.08 were paid in authors' advances, which were offset by a DM 38,000.00 adjustment. Receivables from suppliers primarily concern payments made toward advertising expenses and the return of licensing rights.

                    DELOITTE &                                    APPENDIX 2.1.1
                        TOUCHE                                    PAGE 4
--------------------------------------------------------------------------------




III.   CHECKS, CASH IN HAND AND IN BANKS

                                                                       12/31/94
                                                                          DM
                                                                       --------
Commerzbank                                                            50,000.00
Raiffeisenbank Gilching                                               935,326.30
Postbank                                                                1,728.35
Cash in hand                                                            1,200.92
                                                                      ----------
                                                                      988,255.57
                                                                     -----------
minus funds in circulation                                           -305,042.74
                                                                     -----------
                                                                      683,212.83
                                                                     ===========

C.  PREPAID EXPENSES AND DEFERRED CHARGES

                                                                       12/31/94
                                                                          DM
                                                                       --------
                                                                       37,514.58
                                                                       =========


This item reflects rents, contributions and fees paid in advance for the following business year.

                    DELOITTE &                                    APPENDIX 2.1.2
                        TOUCHE                                    PAGE 1
--------------------------------------------------------------------------------




2.  SUPPLEMENTARY ITEMIZATIONS AND NOTES TO THE
    ANNUAL FINANCIAL STATEMENTS

2.1    BALANCE SHEET

2.1.2  BALANCE SHEET LIABILITIES

I.  SUBSCRIBED CAPITAL

                                                                       12/31/94
                                                                          DM
                                                                       --------
                                                                       50,000.00
                                                                       =========


II. NET LOSS FOR THE YEAR

                                                                      12/31/94
                                                                         DM
                                                                      --------
                                                                    1,086,964.98
                                                                    ============


The excess of liabilities over assets as of the balance closing date was eliminated with the execution of a subordination agreement with the creditors of ZIFF Davis Verlag GmbH.


B.  RESERVES

OTHER RESERVES

                                                                      12/31/94
                                                                         DM
                                                                      --------
Authors' advances and licenses                                        966,130.54
Vacation privileges and commissions                                   311,533.79
Returns                                                             1,439,055.42
Advertising expenses paid in advance                                  145,000.00
Outstanding receivables                                               166,027.76
Legal, consulting and auditing costs                                   55,500.00
Other                                                                  60,600.00
                                                                    ------------
                                                                    3,143,847.51
                                                                    ============

                    DELOITTE &                                    APPENDIX 2.1.2
                        TOUCHE                                    PAGE 2
--------------------------------------------------------------------------------

C.  LIABILITIES

1.  TRADE ACCOUNTS PAYABLE

Trade accounts payable totalling DM 6,920.155.96 are due and payable within one year.

                                                                      12/31/94
                                                                         DM
                                                                      --------
                                                                    6,920,155.96
                                                                    ============

These amounts are reconciled with the open account balances.

2.  ACCOUNTS PAYABLE TO AFFILIATED COMPANIES

DM 66,469.44 of the accounts payable to affiliated companies are due within one year.


                                                                    12/31/94
                                                          DM           DM
                                                       --------     --------

Accounts payable to ZIFF Davis Verlag GmbH
- Loans                                              2,250,000.00
- Interest on loans                                    130,982.93
- Charges passed on                                     48,896.44
                                                     ------------
                                                                   2,429,879.37
Accounts payable to ZIFF Davis Press                                  17,573.00
                                                                   ------------
                                                                   2,447,452.37
                                                                   ============

The loans extended by the shareholder ZIFF Davis Verlag GmbH and the interest charged on said loans are repayable in installments over the next 7 years.

3.  OTHER LIABILITIES

Other liabilities totalling DM 340,152.62 are due and payable within one year.

                                                                       12/31/94
                                                                          DM
                                                                       --------
Payables associated with wages and salaries                           119,736.12
Payables associated with church and income taxes                      124,696.59
Items in transit                                                       36,655.03
Payables associated with social security contributions                 58,553.64

Accounts payable on customers' accounts                                   511.24
                                                                      ----------
                                                                      340,152.62
                                                                      ==========

                    DELOITTE &                                      APPENDIX 2.2
                        TOUCHE                                      PAGE 1
--------------------------------------------------------------------------------


2.  SUPPLEMENTARY ITEMIZATIONS AND NOTES TO THE
    ANNUAL FINANCIAL STATEMENTS

2.2 PROFIT AND LOSS STATEMENT

1.  SALES REVENUES

                                                                        1994
                                                                         DM
                                                                      --------
Software and merchandise                                            12,997,145.41
Books, domestic                                                      5,663,175.62
Books, foreign                                                       1,533,685.80
Other sales revenues                                                 1,186,086.45
                                                                    -------------
                                                                    21,380,093.28
                                                                    -------------
minus returns                                                        2,683,768.78
Premiums and discounts                                                 442,378.47
                                                                    -------------
                                                                     3,126,147.25
                                                                    -------------
                                                                    18,253,946.03
                                                                    =============

2.  INCREASE IN FINISHED INVENTORIES AND WORK IN PROCESS

                                                                        1994
                                                                         DM
                                                                      --------
                                                                     1,803,498.57
                                                                     ============

This item reflects the increased inventories of books and CD-ROMs manufactured by the Company as well as inventories of unfinished goods.


3.  OTHER OPERATING INCOME

                                                                        1994
                                                                         DM
                                                                       --------
Income from use of vehicles                                             41,766.38
Currency exchange rate gains                                            35,052.32
Other income                                                            31,474.52
                                                                       ----------
                                                                       108,293.22
                                                                       ==========

                    DELOITTE &                                      APPENDIX 2.2
                        TOUCHE                                      PAGE 2
--------------------------------------------------------------------------------


4.  COST OF MATERIALS

                                                                        1994
                                                                         DM
                                                                      --------
a)  Cost of purchased materials
    Software                                                        4,448,354.18
    Books and other merchandise                                     1,551,898.45

                                                                    6,000,252.63
    minus delivery discounts                                           14,095.71
                                                                    ------------
                                                                    5,986,156.92
                                                                    ------------

b)  Cost of purchased services


    Printing costs                                                  3,080,501.86
    Authors' royalties                                              1,551,727.85
    CD-ROM manufacturing costs                                      1,169,460.06
    Other third-party goods and services                            1,124,410.84
                                                                    ------------
                                                                    6,926,100.61

                                                                   12,912,257.53
                                                                   =============

5.  PERSONNEL EXPENSES

a)  Wages and salaries

                                                                        1994
                                                                         DM
                                                                      --------
Salaries                                                            2,213,078.04
Contributions to capital formation                                      6,760.00
                                                                    ------------
                                                                    2,219,838.09


b)  Social security contributions and other pension costs

                                                                         1994
                                                                          DM
                                                                       --------
Statutory social security contributions                               261,572.09
Direct insurance                                                       23,793.80
Maternity allowances                                                   11,217.51
Workers' compensation                                                   5,000.00
                                                                    ------------
                                                                      301,583.40

                                                                    2,521,421.49
                                                                    ============

                    DELOITTE &                                      APPENDIX 2.2
                        TOUCHE                                      PAGE 3
--------------------------------------------------------------------------------


6.  DEPRECIATION OF INTANGIBLE FIXED ASSETS AND PROPERTY, PLANT AND EQUIPMENT


                                                                         1994
                                                                          DM
                                                                       --------
Intangible assets                                                     101,290.04
Property, plant and equipment                                         105,777.59
                                                                      ----------
                                                                      207,067.63
                                                                      ==========


7.  OTHER OPERATING EXPENSES

                                                                         1994
                                                                          DM
                                                                       --------
Rent and office space expenses                                        200,597.48
Freelance employees, other personnel expenses                         154,388.45
Vehicle expenses                                                      225,720.22
Advertisements                                                        886,401.30
Catalogues                                                            217,937.14
Trade fair expenses                                                   189,724.36
Other costs related to advertising and publicity                      340,864.62
Gifts                                                                  11,595.70
Business entertainment expenses                                        33,368.84
Travel expenses, meetings                                             128,177.99
Delivery costs                                                      1,185,510.47
Mailing costs                                                         293,369.75
Licensing fees                                                        426,012.84
Telephone charges                                                     106,380.74
Office supplies                                                        60,552.72
Legal, consulting and auditing costs                                   89,561.06
Cost allocation                                                       134,962.59
Charitable contributions                                                5,500.00
Publicity aids and mailings                                           399,093.08
Transfer to adjustments on receivables                                273,573.92
Social security contributions for artists                              50,781.17
Other                                                                  63,957.43
                                                                    ------------
                                                                    5,478,031.87
                                                                    ============

8.  OTHER INTEREST AND SIMILAR INCOME

                                                                          1994
                                                                           DM
                                                                        --------
                                                                        1,712.59
                                                                        ========

                    DELOITTE &                                      APPENDIX 2.2
                        TOUCHE                                      PAGE 4
--------------------------------------------------------------------------------





9.  INTEREST AND SIMILAR EXPENSES

Due shareholders: DM 130,982.93

                                                                         1994
                                                                          DM
                                                                       --------
Due affiliated companies                                              130,982.93
                                                                        3,801.08
                                                                      ----------
                                                                      134,784.01
                                                                      ==========

10. RESULTS FROM ORDINARY ACTIVITIES

                                                                        1994
                                                                         DM
                                                                      --------
                                                                   -1,086,112.12
                                                                   =============


11. OTHER TAXES

                                                                        1994
                                                                         DM
                                                                      --------
Motor vehicle taxes                                                    852.86
                                                                       ======

12. NET LOSS FOR THE YEAR

                                                                        1994
                                                                         DM
                                                                      --------
                                                                    1,086,964.98
                                                                    ============

                   GENERAL TERMS AND CONDITIONS OF ASSIGNMENT
                                      FOR
               CERTIFIED PUBLIC ACCOUNTANTS AND ACCOUNTING FIRMS
                               OF JANUARY 1, 1995


1.   APPLICABILITY

(1) The general terms and conditions of assignment apply to contracts concluded between Certified Public Accountants or Accounting Firms (hereinafter "Certified Public Accountants") and their principals for audits, consultation and other assignments, providing no other provision is expressly made in writing or stipulated by law.

(2) If, in exceptional cases, contractual relations are established between the Certified Public Accountant and persons other than the principal, the provisions of No. 9 below shall also apply to such third parties.

2.   SCOPE AND PERFORMANCE OF THE ASSIGNMENT

(1) The assignment is confined to the agreed-upon service, and does not imply a guarantee of any specific economic success. The assignment is executed according to the principles of proper professional practice. The Certified Public Accountant is entitled to use the services of experts to carry out the assignment.

(2) The consideration of foreign law shall require express written agreement, except in the case of operational audits.

(3) Unless so specified, the assignment does not extend to examining compliance with the provisions of tax law or special provisions such as the provisions of price, competition or management law; the same applies to the determination as to whether subsidies, premiums or other incentives can be claimed. The execution of an assignment does not include audit procedures expressly intended to expose accounting falsifications or other irregularities unless reason to do so is found while carrying out the audit, or if it is expressly agreed in writing.

(4) Should the legal situation change after the professional finding has been submitted, the Certified Public Accountant is not obligated to notify the principal of such changes or resulting consequences.

3.   PRINCIPAL'S DUTY TO PROVIDE INFORMATION

(1) The principal must ensure that all documents necessary for the execution of the assignment are presented in due time to the Certified Public Accountant, even without special request by the latter, and that the Certified Public Account is advised of all events and circumstances which could be significant for the execution of the assignment. The foregoing also applies to documents, events and circumstances that become known during the course of the Certified Public Accountant's activities.

(2) Upon the request of the Certified Public Accountant, the principal must confirm in a written statement prepared by the Certified Public Accountant the completeness of the documents presented and the information and explanations supplied.

4.   INDEPENDENCE OF THE CERTIFIED PUBLIC ACCOUNTANT

The principal must ensure that no action is taken that could jeopardize the independence of the employees of the Certified Public Accountant. The foregoing applies in particular to offers of employment and offers to take over assignments for own account.

5.   REPORTING AND ORAL INFORMATION

If the Certified Public Accountant is to record the results of his activity in writing, then only the written account is authoritative. For audit assignments, the report is drawn up in writing, unless otherwise agreed. Oral explanations and information from employees of the Certified Public Accountant provided outside the scope of the assignment are always non-binding.

6.   PROTECTION OF THE INTELLECTUAL PROPERTY OF THE CERTIFIED PUBLIC ACCOUNTANT

The principal agrees and promises that the expert opinions, organizational plans, drafts, illustrations, lists and calculations, and, in particular, asset and cost calculations prepared by the Certified Public Accountant in connection with the assignment will be used exclusively for the principal's purposes.

7.   COMMUNICATION OF PROFESSIONAL FINDINGS OF THE CERTIFIED PUBLIC ACCOUNTANT

(1) The communication of professional findings of the Certified Public Accountant (reports, expert opinions, etc.) to a third party shall require the written consent of the Certified Public Accountant, unless an agreement to release such declarations to a certain third party is made part of the assignment.

The Certified Public Accountant shall be liable, within the context of No. 9 below, to a third party only if the conditions of Sentence 1 above are met.

(2) The use of professional declarations of the Certified Public Accountant for commercial purposes is impermissible; any violation entitles the Certified Public Accountant to cancel any unexecuted assignments for the principal without notice.

8.   CORRECTION OF ERRORS

(1) The principal is entitled to the correction of any errors by the Certified Public Accountant. Only after failure to supply corrections can the principal demand a reduction in remuneration or cancellation of the contract; if the assignment is awarded by a businessperson in the course and conduct of business, by an artificial person under public law or by a special fund under public law, the principal may demand the cancellation of the contract only if the service performed is worthless due to failure to supply corrections. When claims for damages arise in addition to the foregoing, No. 9 below applies.

(2) The right to correction of faults must be asserted by the principal in writing without delay. Claims pursuant to Paragraph 1, Sentence 1 expire six months after the Certified Public Accountant performs the professional service.

(3) Obvious mistakes, such as spelling errors, calculation errors and procedural errors contained in a professional finding (report, expert opinion, etc.) issued by the Certified Public Accountant may be corrected by the Certified Public Accountant at any time; the same also applies with respect to third parties. Mistakes that are likely to cast doubt on the results contained in the professional declaration of the Certified Public Accountant entitle same to withdraw such declarations; the same also applies with respect to third parties. In the foregoing instances, the Certified Public Accountant shall confer with the principal in advance, to the extent possible.

9.   LIABILITY

(1) The provisions on limitations of liability as set forth in Section 323 Par. 2 HGB apply to legally required audits.

(2)  Liability for Negligence; Single Claim

The liability of Certified Public Accountants for claims arising from negligence for damages of all kinds, whether under joint or several liability, is limited to DM 2 million in the case of a single claim within the meaning of
Section 54 a Par. 1 No. 2 WPO [Ordinance for the Public Accounting Profession]; the foregoing also applies if liability is found to exist with respect to persons other than the principal. The definition of a single claim is when the sum of all of the claims for damages of all claimants arise from one and the same professional error (violation); a single claim also includes all violations committed in the course of a single audit or in the course of another, separate service (professional activity considered by professionals to be a separate, distinct service) by one person or several persons. However, the liability of a Certified Public Accountant for any loss arising in connection with several similar audits or similar separate services on the basis of several violations deriving from the same professional failure is limited to the amount of DM 2.5 million, regardless whether the loss is caused by violations in one year or in several consecutive years.

(3)  Exclusion Periods

A claim must be asserted within an exclusion period of 12 months after the claimant becomes aware of the loss and the event giving rise to a claim, and no later than 5 years after the event upon which the claim is based. The claim shall expire if an action for damages is not brought within six months following a written refusal to provide compensation, providing the principal was informed of such consequence. The right to appeal an expiration of claim shall remain unaffected by the foregoing. Sentences 1 through 3 also apply to legally required audits with legally prescribed liability limits.

10.  ADDITIONAL PROVISIONS FOR AUDIT ASSIGNMENTS

(1) Any subsequent changes or amendments to the annual financial statements or management report audited by the Certified Public Accountant and certified with an auditor's report shall require the written consent of the Certified Public Accountant, even if publication is not intended. If the Certified Public Accountant did not issue an auditor's report, any reference to the audit carried out by the Certified Public Accountant in the management report or in any other medium intended for the public may be made only upon the written consent of the Certified Public Accountant, and with the wording approved by the Certified Public Accountant.

(2) If the Certified Public Accountant withdraws an auditor's report, the auditor's report may no longer be used. If the principal has already used the auditor's report, then in and that event the principal must disclose such withdrawal upon on the request of the Certified Public Accountant.

(3) The principal is entitled to five copies of the report. Additional copies are charged separately.

11.  SUPPLEMENTARY PROVISIONS FOR ASSISTANCE IN TAX MATTERS

(1) The Certified Public Accountant is entitled, both when advising the principal in individual tax questions and when acting on a general retainer, to regard the facts presented by the principal, in particular figures, as accurate and complete; the same applies to bookkeeping assignments. However, the Certified Public Accountant must notify the principal of any inaccuracies he discovers.

(2) Tax consulting assignments do not include activities associated with meeting deadlines unless the Certified Public Accountant has expressly accepted such mandate; in such instances, the principal must present to the Certified Public

                                                                               5
Accountant all of the necessary documentation, in particular tax notifications, allowing the Certified Public Accountant sufficient time to prepare for such deadlines.

(3) Unless any other agreement has been made in writing, tax consulting services on a general retainer include the following activities arising within the term of the contract:

     a) Preparing annual tax returns for income tax, corporation tax, and trade tax, as well as capital tax declarations on the basis of the annual financial statements and other records and documentation required for tax purposes supplied by the principal;

     b)   Examining tax notifications for the taxes indicated in a) above;

     c) Negotiating with tax authorities in connection with the returns and notifications referred to in a) and b) above;

     d) Assisting in tax audits and evaluating the results of tax audits for the taxes referred to in a) above;

     e) Assisting in appeals and complaint proceedings for the taxes referred to in a) above.

In carrying out the above-mentioned tasks, the Certified Public Accountant must take into account established case law and administrative policy.

(4) If the Certified Public Accountant receives a lump-sum remuneration for the tax consulting services, and unless other written agreements have been made, the activities referred to in d) and e) above shall be charged separately.

(5) The handling of individual questions concerning income tax, corporation tax, trade tax, unit valuation and capital tax, as well as any questions concerning sales tax, employment tax, miscellaneous taxes and duties shall be effected on the basis of a separate assignment. The foregoing also applies to:

     a) non-recurrent tax matters, such as matters related to inheritance tax, capital transfer tax, real property transfer tax,

     b) assistance and representation in proceedings before courts having tax and administrative jurisdiction, as well as in tax disputes,

     c) consulting services and expert assistance in connection with changing corporate form, mergers, capital increases or decreases, reorganization, joining and departing shareholders, sale of companies, liquidation, etc.

(6) When the processing of annual sales tax declarations and additional activities are part of the assignment, such activity does not include the examination of any special accounting conditions or the determination whether possible sales-tax incentives have been utilized. No warranty is made as to the thoroughness of documentation supporting refunds for value-added tax previously paid.

12.  CONFIDENTIALITY VIS-a-VIS THIRD PARTIES, DATA PROTECTION

(1) The Certified Public Accountant is obligated by law to keep confidential all facts which become known to him in connection with his activities for the principal, regardless whether the principal himself is concerned or one of his business partners, unless the principal has released the Certified Public Accountant from this confidentiality obligation.

(2) The Certified Public Accountant may release to third parties reports, expert opinions and other written declarations on the results of his activities only upon prior consent of the principal.

(3) The Certified Public Accountant is authorized to process, or have processed, personal data entrusted to him in connection with the purpose specified by the principal.

13.  DELAY IN ACCEPTANCE AND FAILURE OF PRINCIPAL TO PERFORM

If the principal delays in accepting the service offered by the Certified Public Accountant or fails to perform any obligation incumbent on him pursuant to No. 3 above, or any other obligation, the Certified Public Accountant is entitled to cancel the contract without notice. The claim of the Certified Public Accountant for compensation of any increased costs resulting from delay or failure to perform on the part of the principal, as well as any loss incurred, remains unaffected by the foregoing, even in such instances when the Certified Public Accountant does not make use of the right to cancel an assignment.

14.  REMUNERATION

(1) In addition to fees, the Certified Public Accountant is entitled to reimbursement of expenses; VAT is charged separately. The Certified Public Accountant may request advances and reimbursement of expenses as appropriate, and may condition the full delivery of the service upon the full satisfaction of his claims. Several principals are jointly and severally liable.

(2) An offset against the claims of the Certified Public Accountant for remuneration and reimbursement of expenses is permissible only with respect to undisputed or legally established claims.

15.  PRESERVATION AND SURRENDER OF DOCUMENTS

(1) The Certified Public Accountant shall preserve all documentation supplied to him, all documents drawn up by him and correspondence concerning the assignment for seven years.

(2) After satisfaction of his claims under the assignment, the Certified Public Accountant, upon request of the principal, must return all documentation supplied by the principal or for the principal in connection with the assignment. The foregoing does not apply, however, to correspondence between the Certified Public Accountant and the principal, and to the letters already in the Certified Public Accountant's possession as originals or as copies. The Certified Public Accountant may make copies of any documents returned to the principal in accordance with the foregoing.

16.  APPLICABLE LAW

German law shall apply exclusively to the assignment, its execution and any claims arising from same.


                               tewi Verlag GmbH
                               ----------------

                              Table of Contents
                              -----------------


Condensed Financial Statements:                                   Page
-------------------------------                                   ----
Condensed Consolidated Balance Sheet at
June 30, 1995 and December 31, 1994..............................  2


Condensed Consolidated Statements of Operations
for the six months June 30, 1995 and 1994........................  3


Condensed Consolidated Statements of Cash Flows
for the six months ended June 30, 1995 and 1994..................  4

Notes to Condensed Consolidated Financial Statements.............  5



                                                         TEWI VERLAG GMBH
                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)

                                                                                             June 30,       December 31,
                                                                                              1995             1994
                                                                                           ------------     ------------
ASSETS
Current assets:
        Cash and cash equivalents                                                          $        302     $        441
        Accounts receivable, net                                                                    648            3,703
        Inventories                                                                               1,898            2,003
        Other current assets                                                                        565              439
                                                                                           ------------     ------------
                                                                                                  3,413            6,586
Property and equipment, net                                                                         177              138
Goodwill and other assets, net                                                                      973              899
                                                                                           ------------     ------------
                                                                                           $      4,563     $      7,623
                                                                                           ============     ============
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
        Accounts payable and accrued liabilities                                           $      6,825     $      6,725
                                                                                           ------------     ------------
                                                                                                  6,825            6,725
Long-term obligations                                                                             2,224            1,568
                                                                                           ------------     ------------
                                                                                                  9,049            8,293
STOCKHOLDERS' EQUITY  (DEFICIT)                                                                  (4,486)            (670)
                                                                                           ------------     ------------
                                                                                           $      4,563     $      7,623
                                                                                           ============     ============





The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                         TEWI VERLAG GMBH
                                          CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                           (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                           -----------------------------
                                                                                               1995             1994
                                                                                           ------------     ------------
REVENUES                                                                                   $      3,720     $      4,209

COST OF REVENUES                                                                                  5,161            3,067
                                                                                           ------------     ------------

GROSS MARGIN                                                                                     (1,441)           1,142

OPERATING EXPENSES:
        Sales, marketing and support                                                              1,439            1,006
        General and administrative                                                                  709              336
                                                                                           ------------     ------------
                                                                                                  2,148            1,343
                                                                                           ------------     ------------

OPERATING INCOME (LOSS)                                                                          (3,589)            (212)

INTEREST EXPENSE, net                                                                               (54)             (70)
                                                                                           ------------     ------------

INCOME (LOSS) BEFORE TAXES                                                                       (3,643)            (282)

PROVISION FOR INCOME TAXES                                                                            -                -
                                                                                           ------------     ------------

NET INCOME (LOSS)                                                                          $     (3,643)    $       (282)
                                                                                           ============     ============





  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                         TEWI VERLAG GMBH
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                                    --------
                                                                                              1995             1994
                                                                                           ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss)                                                                  $     (3,643)    $       (282)
        Adjustments to reconcile net income (loss)
            to net cash used for operating activities:
         Depreciation and amortization                                                             (113)             (24)
         Changes in operating assets and liabilities:
                Accounts receivable                                                               3,055             (589)
                Inventory                                                                           105             (182)
                Accounts payable and accruals                                                       100              321
                Other                                                                               530            1,065
                                                                                           ------------     ------------
                                                                                                     34              309
                                                                                           ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of  fixed assets, net                                                                -               39
                                                                                           ------------     ------------


EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                            (173)              (4)
                                                                                           ------------     ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                            (139)             344

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                      441              240
                                                                                           ------------     ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                   $        302     $        584
                                                                                           ============     ============



The accompanying notes are an integral part of these condensed consolidated financial statements.

                                TEWI VERLAG GMBH
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


1.      BASIS OF PRESENTATION

The condensed consolidated financial statements of tewi Verlag GmbH ("tewi" or the "Company") for the six months ended June 30, 1995 and 1994 are unaudited and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. These condensed consolidated financial statements should be read in conjunction with the annual December 31, 1994 financial statements and notes thereto included on Form 8-K. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of the results for the entire year ending December 31, 1995.

2.      COMPUTATION OF EARNINGS PER SHARE

The share capital of tewi consists of two shares having a nominal value of $36. Accordingly, no earnings per share computation has been included on the face of the income statement.


3.      SUBSEQUENT EVENT

On July 21, 1995, SoftKey International Inc. ("SoftKey") acquired tewi. The purchase price was settled by a combination of cash and issuance of common stock. SoftKey issued 99,045 shares of common stock valued at $3,640 and paid $12,688 in cash for all of the share capital of tewi.